AGREEMENT

Terra Energy Resources, Ltd. Hereby agrees to sell the assets of Ding Dong School, Ltd. to Thomas P. Monahan or his designee at any time on or after January 1, 2009 for a price of $5,000.00. This includes all copyrights issued to Ding Dong or Terra, or assigned thereto, and all physical copies of the copyrighted works, as well as source codes, trademarks, tradenames, URLs and any other assets of Ding Dong or Terra associated with or related to the educational software business.

Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

Fees and Costs. The Sellers and the Buyers shall each bear their own fees and costs incurred in connection with this Agreement.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing.

Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

TERRA ENERGY RESOURCES, INC.

BY: ___/s/Catherine Balloqui_____

_____/s/Thomas P. Monahan____

          Catherine Balloqui

Thomas P. Monahan

   President

President

BILL OF SALE

Terra Energy Resources, Ltd. (the "Seller"), of 1028 Boulevard, Suite 242, West Hartford, CT 06119, does hereby sell, assign and transfer to Thomas Monahan (the "Buyer"), of 60 Knolls Crescent, Bronx, NY 10463, all right, title and interest in assets of Ding Dong School, Ltd. including but not limited to all copyrights, URLs, trade names, trademarks and other intellectual property associated with educational software, issued to or applied for by Seller on or before December 15, 2009 in consideration of $5,000 owed to Roger L. Fidler for legal services rendered during 2008 and which Mr. Fidler hereby forgives.

The Seller warrants that the property being transferred to the Buyer free and clear of any liens and encumbrances.

The above property is sold on an "AS IS" basis. The Seller makes no warranties, express or implied (except as specifically stated in this document).

This transfer is effective as of 12/15/2009.

SELLER:

Terra Energy Resources, Ltd.

By: ____/s/ Catherine Balloqui____

Catherine Balloqui

    ____/s/ Thomas Monahan_____

Thomas Monahan